Exhibit 5.1

January 25, 2013

Stemline Therapeutics, Inc.

750 Lexington Avenue, Sixth Floor

New York, New York 10022

Re:         Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-1 (File No. 333-180515) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), by Stemline Therapeutics, Inc., a Delaware corporation (the “Company”), for the registration of (i) shares of Common Stock, $0.0001 par value per share, of the Company (“Common Stock”), with a proposed maximum aggregate offering price of $31,395,000 (the “Shares”), including Shares issuable upon exercise of an over-allotment option granted by the Company, (ii) a warrant (the “Warrant”) to purchase shares of Common Stock (the “Warrant Shares”) and (iii) Warrant Shares with a proposed maximum aggregate offering price of $1,228,500.

The Shares and the Warrant are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and among the Company and Aegis Capital Corp., as representative of the several underwriters named in Schedule 1 thereto, the form of which has been filed as Exhibit 1.1 to the Registration Statement.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares, the Warrant and the Warrant Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, the Warrant, minutes of meetings and actions of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York, solely with respect to the Warrant, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that (i) the Shares have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, will be validly issued, fully paid and nonassessable, (ii) the Warrant has been duly authorized for issuance and, when executed and delivered by the Company, will be a valid and binding obligation of the Company in accordance with its terms (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity) and (iii) the Warrant Shares have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Warrant, will be validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

EDWARDS WILDMAN PALMER LLP

By: /s/ EDWARDS WILDMAN PALMER LLP